                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Measurex Corporation and Subsidiaries on Form S-8 (File Nos. 33-65762, 33-22589, 2-76707 and 2-67736) of our report dated December 15, 1993, on our audits of the consolidated financial statements of Measurex Corporation and Subsidiaries as of November 28, 1993 and November 29, 1992 and for each of the three fiscal years in the period ended November 28, 1993 appearing on page 30 of Measurex Corporation's 1993 Annual Report to Shareholders and incorporated by reference in this Annual Report on Form 10-K and our report dated December 15, 1993 on the financial statement schedules of Measurex Corporation and Subsidiaries as of November 28, 1993 and November 29, 1992 and for each of the three fiscal years in the period ended November 28, 1993, which report is included in this Annual Report on Form 10-K.



                                     /S/  COOPERS & LYBRAND
                                     -------------------------
                                     COOPERS & LYBRAND




San Jose, California
February 24, 1994

                                      86